UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010 (May 3, 2010)

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713.626.8525

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 3, 2010, at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of W&T Offshore, Inc. (the “Company”), the Company’s shareholders approved the material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors (the “Board”) subject to shareholder approval. On February 24, 2010, the Board approved various administrative amendments to the Plan, including the separation of plan administrative duties between the Compensation Committee of the Board, the Chief Executive Officer and the President. The main objective of the amendment and restatement of the Plan, however, was to ensure the Plan’s continued compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which limits the Company’s federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (the “Covered Employees”) in any taxable year, unless such compensation qualifies as “performance-based compensation” under Section 162(m) of the Code.

Administration. The Compensation Committee of the Board will administer the Plan for all Covered Employees. The Company’s then-current Chief Executive Officer and President will administer the Plan for all other eligible participants. Unless otherwise limited by Plan, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any provisions of the Code, the Compensation Committee, the Chief Executive Officer or President, as applicable, (the “Plan Administrator”) has broad discretion to administer the Plan, interpret its provisions, and adopt policies for implementing the Plan, including the power to determine when and to whom awards will be granted, determine the amount of such awards (measured in cash, shares of the Company’s common stock (“Common Stock”) or as otherwise designated), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), delegate duties under the Plan, terminate, modify or amend the Plan (subject to ratification by the Board), and to execute all other responsibilities permitted or required under the Plan.

Awards under the Plan. The purpose of the Plan is to provide incentives to the Company’s employees, officers, consultants and advisors to devote their abilities and energies to the Company’s success. The Plan grants various types of awards: (i) incentive stock options qualified as such under U.S. federal income tax, (ii) stock options that do not qualify as incentive stock options, (iii) restricted stock awards, (iv) restricted stock units, (v) stock appreciation rights, (vi) bonus stock and other stock-based awards, (vii) dividend equivalents, either as stand-alone awards or in connection with other awards, (viii) performance units or shares, which include annual incentive awards, or (ix) any combination of such awards (collectively referred to as “Awards”). Individual terms applicable to the various Awards, such as vesting or transferability, may be established by the Plan Administrator at the time of grant.

Stock Subject to the Plan. The maximum aggregate number of shares Common Stock that may be issued pursuant to any and all Awards under the Plan shall not exceed 3,667,293 shares, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of Awards, as provided under the Plan.

Limitations on Awards. The Plan limits the amounts of Awards that may be granted to Covered Employees in any given year. No Covered Employee may receive an Award covering more than 733,458 shares of the 3,667,293 shares of the Company’s Common Stock that is reserved for issuance under the Plan, nor may a Covered Employee receive an Award designed to be paid in cash exceeding $8,581,459 during any one year. All participants will be subject to a $100,000 per year limitation with regard to an Award that is considered to be an incentive stock option.

Recapitalization, Adjustment and Change in Control. If any change is made to the capitalization of the Company, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of the Company’s Common Stock, appropriate adjustments will be made by the Plan Administrator as to the number and price of shares subject to an Award. No adjustment will be made, however, if such an adjustment would cause an Award intended to qualify as “performance-based compensation” to fail under Section 162(m) of the Code, or would cause an incentive stock option to fail under Section 422 of the Code.

Upon a Change in Control, (as defined below) the Plan Administrator shall have the discretion to take any of the following actions, or, where the Plan Administrator determines it would be appropriate, to take no action at all: (i) accelerate the time to which options and stock appreciation rights may be exercisable in full; (ii) require the surrender of an Award in exchange for a cash payment; or (iii) make any such adjustments as the Plan Administrator determines appropriate.

The Plan defines a “Change in Control” to include: (i) the date that any person or group acquires 51% or more of the beneficial ownership of the Company’s outstanding Common Stock or the combined voting power of the Company’s securities, other than transactions by the Company or by an affiliate, the Company’s employee benefit plans, employee buy-outs, acquisitions by current security owners or by Mr. Krohn (the Chief Executive Officer), his spouse and descendents, or entities or trusts under Mr. Krohn’s control; (ii) a merger, reorganization or other similar business combination results in the Company’s current equity securities representing less than 50% of the combined voting power of the equity securities of the surviving or acquiring entity following the transaction; (iii) the majority of the members of the Company’s Board are replaced during any 12-month period; (iv) the date that any person or group acquires all or substantially all of the Company’s assets; or (v) the approval of the Company’s shareholders of the Company’s complete liquidation or dissolution (other than a voluntary or involuntary bankruptcy or dissolution). However, if payment of an Award needs to comply with Section 409A of the Code in order to prevent a 20% excise tax from being imposed on such an Award, then a “Change in Control” shall be defined as an event specifically noted within Section 409A of the Code.

A more detailed description of the Plan appears on pages 6 to 16 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 1, 2010. The description of the Plan set forth above is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 3, 2010 in Houston, Texas. At the Annual Meeting, shareholders were requested to (1) elect seven directors to hold office until the 2011 Annual Meeting of Shareholders; (2) approve the material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and (3) ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, all of which were described in the Company’s Notice of Annual Meeting and Proxy Statement.

The following actions were taken by the Company’s shareholders with respect to each of the proposals:

1.	Elect seven directors to hold office until the 2011 Annual Meeting of Shareholders. All nominees were re-elected as directors by the votes indicated:

Nominee	Voted For	Votes Withheld	Broker Non-Votes

Virginia Boulet	53,812,993	13,337,942	3,801,559

J. F. Freel	55,487,810	11,663,125	3,801,559

Samir G. Gibara	55,313,483	11,837,452	3,801,559

Robert I. Israel	66,848,305	302,630	3,801,559

Tracy W. Krohn	53,781,631	13,369,304	3,801,559

S. James Nelson, Jr.	54,346,955	12,803,980	3,801,559

B. Frank Stanley	54,342,442	12,808,493	3,801,559

2.	Approve the material terms of the W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan. Proposal 2 was approved by the votes indicated:

Voted For	Voted Against	Abstentions	Broker Non-Votes

61,705,439	5,312,184	133,312	3,801,559

3.	Ratify Ernst & Young, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010. Proposal 3 was approved by the votes indicated:

Voted For	Voted Against	Abstentions
70,760,797	184,841	6,856

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2010) (Incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 1, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

By:	/s/ JOHN D. GIBBONS
John D. Gibbons
Senior Vice President, Chief Financial Officer and Chief Accounting Officer

May 28, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	W&T Offshore, Inc. Amended and Restated Incentive Compensation Plan (As Amended and Restated Effective as of January 1, 2010) (Incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed on April 1, 2010).